UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2022

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2022, ShiftPixy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a large institutional investor (the “Purchaser”) pursuant to which the Company sold to the Purchaser an aggregate of 416,667 shares (the “Shares”) of its common stock together with warrants (the “Warrants”) to purchase up to 833,334 shares of common stock (collectively, the “Offering”). Each share of common stock and two accompanying Warrants were sold together at a combined offering price of $12.00. The Warrants are exercisable for a period of seven years commencing upon issuance at an exercise price of $12.00, subject to adjustment. The Offering closed on September 23, 2022. The gross proceeds to the Company from the Offering were approximately $5 million.

In connection with the Purchase Agreement, the Company and the Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale by the Purchaser of the Shares and the shares issuable upon exercise of the Warrants no more than 15 days after the date of closing, and to have such registration statement declared effective within 30 days of filing (or 60 days in the event of a “full review” by the SEC).

In connection with the Purchase Agreement, the Company and the Purchaser entered into amendment No. 1 to warrants (the “Warrant Amendment”). Pursuant to the Warrant Amendment, the exercise price of (i) 25,233 warrants issued on September 3, 2021, and (ii) 98,969 warrants issued on January 28, 2022, was reduced to $0.01.

Pursuant to the Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock (or equivalents) for a period of 30 days following the effective date of the Registration Statement, subject to certain customary exceptions.

A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Offering pursuant to the terms of a placement agent agreement, dated September 20, 2022, between the Company and the Placement Agent (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company paid the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds from the Offering. In addition to the cash fee, the Company issued to the Placement Agent warrants to purchase up to 20,833 shares of common stock (5% of the number of shares sold in the Offering (the “Placement Agent Warrants”)). The Placement Agent Warrants will be exercisable for a period commencing six months from issuance, will expire four years from the effectiveness of a registration statement for the resale of the underlying shares, and have an initial exercise price of $13.20 per share.

In connection with the foregoing, the Company relied upon the exemption from registration provided under Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Warrants, Warrant Amendment, Placement Agent Agreement, and Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this report are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On September 21, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Amendment No. 1 to Warrants
10.5	Placement Agent Agreement
10.6	Form of Placement Agent Warrant
99.1	Press Release dated September 20, 20222
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: September 23, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer